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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  May 26, 2005
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item  8.01  Other Events

On May 26, 2005, Dominion Bond Rating Service (DBRS) downgraded the long-term debt rating of General Motors Acceptance Corporation to BBB from BBB (high), and the short-term rating was downgraded to R-2 (middle) from R-1 (low). The trend remains negative. Their press release follows.


DBRS Downgrades GMAC & Related Subs. To BBB, R-2 (mid), Trend Negative Date of Release: May 26, 2005

Dominion Bond Rating Service ("DBRS") has today downgraded the long-term debt ratings of General Motors Acceptance Corporation ("GMAC") and its subsidiaries to BBB from BBB (high), and the Commercial Paper ratings have been downgraded to R-2 (middle) from R-1 (low). The trends remain Negative.

This rating action is entirely due to DBRS's downgrade of the long-term debt rating on General Motors Corporation ("GM"), to BBB (low) from BBB and the Commercial Paper rating to R-2 (low) from R-2 (high). The rating trend for GM also remains Negative. The rating action on GM reflects the deterioration in its automotive operating performance, and the significant structural challenges facing GM going forward. (See the separate concurrent DBRS press release for General Motors Corporation.)

DBRS policies allow for a captive finance company to be rated modestly higher than its parent. As such, DBRS currently rates debt of GMAC one notch higher than that of GM, reflecting numerous considerations based on the following key points: (1) The value and first claim ability of the captive assets; (2) The relationship between GMAC and its parent GM; (3) The stand-alone strength of GMAC; and (4) Where the ratings are in the rating spectrum.

GMAC has continued to demonstrate favourable earnings performance through 2004 and into 2005. The earnings contribution has been broad-based with solid performance from the auto finance operations, mortgage operations, and sharply higher insurance profits. DBRS anticipates moderately reduced performance for 2005, but at continued respectable levels.

Overall, liquidity, asset quality, and capital considerations remain respectable. GMAC has more than sufficient maturing receivables to meet maturing debt obligations. Access to other diversified funding sources, including whole loan sales, provide alternatives. In addition, management is considering various options that could monetize some of the value in certain operating units.

However, GMAC is challenged by rising funding costs, reduced access to unsecured debt markets at a reasonable cost, and rising interest rates in general. The impact of increased reliance on secured financing, whole loan sales, and a declining receivable portfolio helps provide an offset, but may have negative implications. Firstly, the reduction in unencumbered assets may reduce asset coverage available to holders of unsecured debt, unless there is a commensurate decline in unsecured debt. Also, with a downsized receivable portfolio, fixed costs of operating the business are spread over a smaller asset base, thereby affecting profitability.

First and foremost, however, GMAC is impacted by the credit strength of its parent.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        May 26, 2005           /s/  SANJIV KHATTRI
              ----------------       -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        May 26, 2005           /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Vice President and Corporate Controller